UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 1, 2005

ATA Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

               000-21642                                      35-1617970

            (Commission File Number)                             (IRS Employer Identification No.)

    7337 West Washington Street
                    Indianapolis, Indiana                                     46231

(Address of Principal Executive Offices)                             (Zip Code)

(317) 247-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 1, 2005, ATA Holdings Corp. ("Holdings") and its principal operating subsidiary, ATA Airlines, Inc. ("ATA"), entered into a new employment agreement (the "New Employment Agreement") with John Denison as President and Chief Executive Officer of both Holdings and ATA. The New Employment Agreement supercedes and replaces in its entirety the employment agreement entered into with Mr. Denison on October 20, 2005 (the "Old Employment Agreement") and which was previously reported on a Current Report on Form 8-K. The New Employment Agreement was entered into solely to address certain potential deferred compensation issues under Section 409A of the Internal Revenue Code. All other substantive provisions of the New Employment Agreement are the same as the Old Employment Agreement. The New Employment Agreement is subject to approval of the Bankruptcy Court.

A copy of the New Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference and constitutes a part of this report.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the execution of the New Employment Agreement, the Old Employment was terminated. See the information set forth above under Item 1.01, which is incorporated by reference into this Item 1.02

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1 Employment Agreement between ATA Airlines, Inc., ATA Holdings Corp. and John G. Denison dated December 1, 2005 and effective as of September 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2005

ATA HOLDINGS CORP.

By: /s/ Brian T. Hunt
Name: Brian T. Hunt,
Title: Vice President and General Counsel